Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

On August 22, 2019, Hasbro Inc. (“Hasbro”, the “Company” or “we”) entered into an agreement to acquire the issued and outstanding common shares of Entertainment One Ltd. (“eOne”) at a price of £5.60 per share (the “Acquisition”). The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Hasbro and eOne and is intended to provide you with information about how the Acquisition and related financings might have affected the Company’s historical financial statements.

The Company’s fiscal year ends on the last Sunday in December, whereas eOne’s fiscal year ends on March 31. Due to this difference, the unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the year ended December 30, 2018 combines the Hasbro audited consolidated statement of operations for the year ended December 30, 2018 and the eOne unaudited financial results for the 12 months ended September 30, 2018. The eOne unaudited financial results for the twelve months ended September 30, 2018 have been calculated by subtracting its unaudited financial results for the six months ended September 30, 2017 from its audited financial results for the 12 months ended March 31, 2018, then adding the unaudited financial results for the six months ended September 30, 2018.

Additionally, the pro forma condensed combined statement of operations for the nine-month period ended September 29, 2019 combines the Hasbro unaudited consolidated statement of operations for the nine months ended September 29, 2019 and the eOne financial results for the nine months ended June 30, 2019. The eOne unaudited financial results for the nine months ended June 30, 2019 have been calculated by subtracting its unaudited financial results for the six months ended September 30, 2018 from its audited financial results for the 12 months ended March 31, 2019, then adding the unaudited financial results for the three months ended June 30, 2019. Both the full-year and nine month pro forma condensed combined statements of operation give effect to the Acquisition as if it had been consummated on January 1, 2018.

The unaudited pro forma condensed combined balance sheet combines the Hasbro unaudited historical consolidated balance sheet as of September 29, 2019 and the eOne unaudited historical consolidated balance sheet as of June 30, 2019, giving effect to the Acquisition as if it had been consummated on September 29, 2019.

We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma financial statements.

The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Hasbro and eOne for the applicable periods:

•

Separate unaudited historical financial statements and the related notes of Hasbro as of and for the fiscal quarter ended September 29, 2019 included in Hasbro’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2019 as well as separate historical financial statements and the related notes of Hasbro as of and for the fiscal year ended December 30, 2018 included in Hasbro’s Annual Report on Form 10-K for the year ended December 30, 2018.

•

As filed as exhibits to Hasbro’s Current Report on Form 8-K dated November 4, 2019, the separate historical financial statements and the related notes of eOne as of and for the fiscal year ended March 31, 2019, prepared in accordance with IFRS-IASB, as well as separate unaudited historical financial statements and the related notes of eOne as of and for the quarter ended June 30, 2019.

The pro forma financial statements have been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information. The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Acquisition been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Acquisition.

The pro forma financial statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles (“U.S. GAAP”) with Hasbro being the acquirer. The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these pro forma financial statements. Differences between these preliminary adjustments and the final acquisition accounting will occur and these differences could have a material impact on the future results of operations and financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

Unaudited Pro Forma Condensed Combined Balance Sheet

	Historical
	Hasbro	eOne as reclassified
($ in thousands)	As of September 29, 2019	As of June 30, 2019	IFRS to U.S. GAAP adjustments	Notes	Pro forma adjustments	Notes	Pro forma combined
		Note 3
Assets
Current assets:
Cash and cash equivalents	$1,060,432	$161,379	$—		$(231,890)	6A	$989,921
Accounts receivable, net	1,416,879	603,891	(5,608)	2A, 2D	—		2,015,162
Inventories	589,132	14,221	—		—		603,353
Prepaid expenses and other current assets	346,687	423,930	1,511	2A, 2B	(386,916)	6B, 6K	385,212

Total current assets	3,413,130	1,203,421	(4,097)		(618,806)		3,993,648
Property, plant and equipment, net	371,881	96,243	(4,853)	2D	—		463,271
Other assets:
Goodwill	485,042	594,347	—		1,967,938	6C	3,047,327
Other intangibles, net	658,350	407,828	—		1,627,172	6B	2,693,350
Other	626,221	490,612	165	2B	(256,679)	6B	860,319

Total other assets	1,769,613	1,492,787	165		3,338,431		6,600,996

Total assets	$5,554,624	$2,792,451	$(8,785)		$2,719,625		$11,057,915

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	$7,903	$94,593	$—		$—		$102,496
Current portion of long-term debt	—	—	—		74,000	6L	74,000
Accounts payable	501,136	80,937	—		—		582,073
Accrued liabilities	957,696	608,130	(8,709)	2A, 2B, 2D	(45,710)	6K	1,511,407

Total current liabilities	1,466,735	783,660	(8,709)		28,290		2,269,976
Long-term debt	1,696,204	813,116	(889)	2D	2,658,845	6D, 6J	5,167,276
Other liabilities	550,778	149,190	(12,583)	2A - 2C, 6H	209,665	6H, 6I, 6K	897,050

Total liabilities	3,713,717	1,745,966	(22,181)		2,896,800		8,334,302

Redeemable non-controlling interest	—	—	21,830	2C	—		21,830

Shareholders’ equity
Preference stock	—	—	—		—		—
Common stock	104,847	—	—		—		104,847
Additional paid-in capital	1,301,366	1,044,455	1,483	2D	(197,188)	6E	2,150,116
Retained earnings	4,180,331	(42,535)	(7,378)	2A, 2B, 2D, 6H	20,013	6E, 6F, 6H	4,150,431
Accumulated other comprehensive loss	(185,376)	—	—		—		(185,376)
Treasury stock	(3,560,261)	—	—		—		(3,560,261)

Total shareholders’ equity	1,840,907	1,001,920	(5,895)		(177,175)		2,659,757

Non-controlling interests	—	44,565	(2,539)	2C	—		42,026

Total liabilities and shareholders’ equity	$5,554,624	$2,792,451	$(8,785)		$2,719,625		$11,057,915

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical
	Hasbro	eOne as reclassified
	Nine months ended	Nine months ended	IFRS to U.S. GAAP		Pro forma		Pro forma
($ in thousands)	September 29, 2019	June 30, 2019	adjustments	Notes	adjustments	Notes	combined
		Note 3
Net revenues	$3,292,220	$914,990	$(6,616)	2A, 2B	$—		$4,200,594
Costs and expenses
Cost of sales	1,230,800	26,751	(387)	2B	—		1,257,164
Royalties	258,957	186,159	(528)	2A, 2B	—		444,588
Product development	189,246	—	—		—		189,246
Advertising	309,659	74,437	—		—		384,096
Amortization of intangible assets	35,445	41,542	—		11,621	7A	88,608
Program production cost amortization	58,105	290,612	1,074	2A, 2B	(200,484)	7B	149,307
Selling, distribution and administration	748,338	190,586	3,490	2D	—		942,414

Total expenses	2,830,550	810,087	3,649		(188,863)		3,455,423

Operating profit	461,670	104,903	(10,265)		188,863		745,171
Non-operating (income) expense
Interest expense	67,096	64,619	(879)	2D	59,677	7C	190,513
Interest income	(19,164)	(2,322)	4	2D	—		(21,482)
Other (income) expense, net	118,289	41	(30)	2D	(25,533)	7D	92,767

Total non-operating expense, net	166,221	62,338	(905)		34,144		261,798

Earnings before income taxes	295,449	42,565	(9,360)		154,719		483,373
Income taxes	42,340	17,412	(2,106)	7E	33,714	7E	91,360

Net earnings	253,109	25,153	(7,254)		121,005		392,013
Non-controlling interests	—	3,611	—		—		3,611

Net earnings attributable to Hasbro	$253,109	$21,542	$(7,254)		$121,005		$388,402

Per common share
Net earnings attributable to Hasbro
Basic	$2.00				$0.90	7F	$2.90
Diluted	$1.99				$0.89	7F	$2.88

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical
	Hasbro	eOne as reclassified
	Year ended	Twelve months ended	IFRS to U.S. GAAP		Pro forma		Pro forma
($ in thousands)	December 30, 2018	September 30, 2018	adjustments	Notes	adjustments	Notes	combined
		Note 3
Net revenues	$4,579,646	$1,377,073	$(7,633)	2A, 2B	—		$5,949,086
Costs and expenses
Cost of sales	1,850,678	43,332	(121)	2B	—		1,893,889
Royalties	351,660	258,948	(2,724)	2A, 2B	—		607,884
Product development	246,165	—	—		—		246,165
Advertising	439,922	126,344	—		—		566,266
Amortization of intangible assets	28,703	55,202	—		17,681	7A	101,586
Program production cost amortization	43,906	511,714	(2,332)	2A, 2B	(312,867)	7B	240,421
Selling, distribution and administration	1,287,560	322,887	(2,125)	2D	—		1,608,322

Total expenses	4,248,594	1,318,427	(7,302)		(295,186)		5,264,533

Operating profit	331,052	58,646	(331)		295,186		684,553
Non-operating (income) expense
Interest expense	90,826	45,714	—		82,326	7C	218,866
Interest income	(22,357)	(2,292)	—		—		(24,649)
Other (income) expense, net	(7,819)	(7,429)	—		—		(15,248)

Total non-operating expense, net	60,650	35,993	—		82,326		178,969

Earnings before income taxes	270,402	22,653	(331)		212,860		505,584
Income taxes	49,968	1,214	(74)	7E	47,894	7E	99,002

Net earnings	220,434	21,439	(257)		164,966		406,582
Non-controlling interests	—	15,238	—				15,238

Net earnings attributable to Hasbro	$220,434	$6,201	$(257)		$164,966		$391,344

Per common share Net earnings attributable to Hasbro
Basic	$1.75				$1.17	7F	$2.92
Diluted	$1.74				$1.17	7F	$2.91

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

1. Description of the Acquisition

On August 22, 2019, Hasbro Inc. (“Hasbro”, the “Company” or “we”) entered into an agreement to acquire the issued and outstanding common shares of Entertainment One Ltd. (“eOne”) at a price of £5.60 per share.

To finance the Acquisition, we plan to:

•	Issue approximately $875.0 million of Hasbro common stock

•	Issue approximately $1.0 billion of term loans that will mature between 2022 and 2024

•	Issue approximately $2.5 billion of unsecured debt that will mature between 2022 and 2029

These unaudited pro forma condensed combined financial statements have been prepared on the assumption that the remaining cash consideration will be funded using cash on hand. For purposes of these pro forma financial statements, we have assumed a redemption of eOne’s outstanding debt securities pursuant to the various available redemption features of those debt securities. This assumption is for illustrative purposes in these pro forma financial statements only and is not an indication of any determination as to whether any such redemption will occur.

The Acquisition is subject to the satisfaction of customary closing conditions and regulatory approvals.

2. Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”) and are based on the audited annual and unaudited interim historical financial information of Hasbro and eOne. The pro forma financial information is presented for illustrative purposes only. The historical consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the estimated consideration is preliminary, pending finalization of various estimates and analyses. Since these pro forma financial statements have been prepared based on preliminary estimates of consideration and fair values attributable to the Acquisition, the actual amounts eventually recorded for the Acquisition, including goodwill, may differ materially from the information presented.

The preliminary allocation of the estimated consideration in these pro forma financial statements is based upon an estimated consideration of approximately $3.7 billion, inclusive of approximately $92.5 million related to eOne equity-based awards. The estimated consideration has been prepared based on the consideration of £5.60 per share, converted to $7.27 per share at a spot rate of 1.30 ($/£) on October 18, 2019. As a result, the implied value of the Acquisition consideration will fluctuate between such date and the closing date of the Acquisition.

The Company and eOne expect to incur approximately $178.8 million of transaction and financing costs in connection with the Acquisition. These costs include debt-related financing costs of $41.9 million ($18.7 million of which has been paid by the Company and was recorded within other assets as of 9/29/19), and other transaction costs totaling $136.9 million. Because the other transaction costs have no continuing impact, these costs are not included in the pro forma statement of operations, but are reflected in the unaudited pro forma condensed combined balance sheet.

Further, the pro forma financial statements do not reflect the following items:

•

Restructuring or integration activities that have yet to be determined or transaction or other costs following the completion of the Acquisition that are not expected to have a continuing impact on the business of the combined company; or

•	The impact of possible cost or growth synergies expected to be achieved by the combined company, as there is no assurance that such cost or growth synergies will be achieved.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

Accounting policies

IFRS differs in certain respects from U.S. GAAP. The following adjustments have been made to align eOne’s historical accounting policies under IFRS to Hasbro’s accounting policies under U.S. GAAP for purposes of this pro forma presentation.

(A)	License renewals

When recognizing revenue from license renewals, U.S. GAAP requires that revenue be deferred until the start of the renewal period. Previously, under IFRS, eOne recognized renewal revenue on the day that the renewal agreement was signed if the license had already been transferred. For the nine months ended September 29, 2019 and for the year ended December 30, 2018, this adjustment results in a decrease in revenue of $2.2 million and $5.6 million, and a decrease in operating profit of $3.5 million and $0.9 million, respectively.

(B)	Minimum guarantees on symbolic licenses

When recognizing revenue related to symbolic licenses where there is a guaranteed minimum amount of sales-based royalties, there are multiple acceptable accounting policies. Hasbro’s policy is to recognize the minimum guarantee ratably over the license period, with royalties recognized as earned only when the cumulative royalties exceed the guaranteed minimum in the contract. Previously, under IFRS, eOne recognized the royalties as they were earned if the royalties were expected to exceed the guaranteed minimum. For the nine months ended September 29, 2019 and for the year ended December 30, 2018, this adjustment results in a decrease in revenue of $4.4 million and $2.0 million, and a decrease in operating profit of $3.3 million and $1.5 million, respectively.

(C)	Redeemable non-controlling interest

U.S. GAAP requires redeemable non-controlling interest for which exercise is outside the control of the issuer to be classified as temporary equity. Previously, under IFRS, eOne separately presented portions of these redeemable non-controlling interests as liabilities and equity under IFRS. This adjustment results in a $21.8 million reclassification from liabilities and equity into temporary equity.

(D)	Represents other immaterial IFRS to U.S. GAAP conversion adjustments relating to leases, share based compensation, and severance.

Further review of eOne’s detailed accounting policies following the consummation of the Acquisition may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. At this time, Hasbro is not aware of any accounting policy differences that would have a material impact on the pro forma information that are not reflected in the pro forma or IFRS to U.S. GAAP adjustments. Certain reclassifications have been made to the historical financial statements of eOne to conform to the presentation of Hasbro, which are discussed in more detail in Note 3.

3. eOne Historical Financial Statement Reclasses

eOne historical balances were derived from eOne’s historical financial statements described in the introduction and are presented under IFRS and converted from British pounds to U.S. dollars based on historical exchange rates. The consolidated income statements of eOne were translated using the average exchange rate for the nine months ended June 30, 2019 (1.29 $/£) and the average exchange rate for the twelve months ended September 30, 2018 (1.35 $/£), respectively. The consolidated balance sheet of eOne as of June 30, 2019, was translated using the spot rate on June 30, 2019 (1.27 $/£).

Certain reclassification adjustments have been made to the historical presentation of eOne financial information in order to conform to a combined Hasbro balance sheet and statement of operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

The tables below summarize certain reclassifications made to the eOne historical balance sheet and statement of operations to conform to Hasbro’s presentation:

eOne Unaudited Reclassified Condensed Balance Sheet (as of June 30, 2019)

($ in thousands)	eOne before reclassification (GBP)	eOne before reclassification (USD)	Reclassifications (USD)	eOne as reclassified (USD)
ASSETS
Current assets:
Cash and cash equivalents	127,100	161,379		161,379
Accounts receivable, net	512,300	650,467	(46,576)	603,891
Inventories	11,200	14,221		14,221
Investment in acquired content rights	288,900	366,816	(366,816)	—
Current tax assets	2,100	2,666	(2,666)	—
Financial instruments	6,200	7,872	(7,872)	—
Prepaid expenses and other current assets	—	—	423,930	423,930

Total current assets	947,800	1,203,421	—	1,203,421
Non-current assets:
Property, plant and equipment	19,800	25,140	71,103	96,243
Right of use asset	56,000	71,103	(71,103)	—
Trade and other receivables	48,600	61,707	(61,707)	—
Investment in productions	286,600	363,896	(363,896)	—
Interests in joint ventures	1,300	1,651	(1,651)	—
Deferred tax assets	49,900	63,358	(63,358)	—
Goodwill	468,100	594,347		594,347
Other intangible assets	321,200	407,828	—	407,828
Other	—	—	490,612	490,612

Total non-current assets	1,251,500	1,589,030	—	1,589,030

Total assets	2,199,300	2,792,451	—	2,792,451

Liabilities & equity
Current liabilities:
Interest bearing loans and borrowings	500	635	(635)	—
Production financing	74,000	93,958	(93,958)	—
Short-term borrowings	—	—	94,593	94,593
Accounts payable	518,200	657,959	(577,022)	80,937
Provisions	3,200	4,063	(4,063)	—
Current tax liabilities	10,500	13,332	(13,332)	—
Financial instruments	200	254	(254)	—
Lease liabilities	10,600	13,459	(13,459)
Accrued liabilities	—	—	608,130	608,130

Total current liabilities	617,200	783,660	—	783,660
Interest bearing loans and borrowings	567,100	720,047	(720,047)	—
Production financing	73,300	93,069	(93,069)	—
Long-term debt	—	—	813,116	813,116
Provisions	1,000	1,270	(1,270)	—
Deferred tax liabilities	52,700	66,913	(66,913)	—
Lease liabilities	46,800	59,422	(59,422)
Other payables	17,000	21,585	(21,585)	—
Other liabilities	—	—	149,190	149,190

Total non-current liabilities	757,900	962,306	—	962,306

Total liabilities	1,375,100	1,745,966	—	1,745,966

Equity:
Stated capital	752,400	955,322	(955,322)	—
Other reserves	(10,800)	(13,713)	13,713	—
Currency translation reserve	81,000	102,846	(102,846)	—
Additional paid in capital	—	—	1,044,455	1,044,455
Retained earnings	(33,500)	(42,535)	—	(42,535)

Equity attributable to owners of the Company	789,100	1,001,920	—	1,001,920
Non-controlling interests	35,100	44,565	—	44,565

Total equity	824,200	1,046,485	—	1,046,485

Total liabilities and equity	2,199,300	2,792,451	—	2,792,451

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

eOne Unaudited Reclassified Condensed Statement of Operations (for the nine months ended June 30, 2019)

(in thousands)	eOne before reclassification (GBP)	eOne before reclassification (USD)	Reclassifications (USD)	eOne as reclassified (USD)
Net revenues	709,400	914,990	—	914,990
Costs and expenses
Cost of sales	461,800	595,634	(568,883)	26,751
Administrative expenses	166,200	214,365	(214,365)	—
Share of results of joint ventures	100	129	(129)
Royalties	—	—	186,159	186,159
Product development	—	—	—	—
Advertising	—	—	74,437	74,437
Amortization of intangible assets	—	—	41,542	41,542
Program production cost amortization	—	—	290,612	290,612
Selling, distribution and administration	—	—	190,586	190,586

Total expenses	628,100	810,128	(41)	810,087

Operating profit	81,300	104,862	41	104,903
Non-operating (income) expense
Interest expense	50,100	64,619	—	64,619
Interest income	(1,800)	(2,322)	—	(2,322)
Other expense, net	—	—	41	41

Total non-operating expense, net	48,300	62,297	41	62,338

Earnings before income taxes	33,000	42,565	—	42,565
Income taxes	13,500	17,412	—	17,412

Net earnings	19,500	25,153	—	25,153
Non-controlling interests	2,800	3,611	—	3,611

Net earnings attributable to eOne	16,700	21,542	—	21,542

eOne Unaudited Reclassified Condensed Statement of Operations (for the twelve months ended September 30, 2018)

(in thousands)	eOne before reclassification (GBP)	eOne before reclassification (USD)	Reclassifications (USD)	eOne as reclassified (USD)
Net revenues	1,021,200	1,377,073	—	1,377,073
Costs and expenses
Cost of sales	720,000	970,910	(927,578)	43,332
Administrative expenses	252,300	340,223	(340,223)	—
Share of results of joint ventures	(100)	(135)	135	—
Royalties	—	—	258,948	258,948
Product development	—	—	—	—
Advertising	—	—	126,344	126,344
Amortization of intangible assets	—	—	55,202	55,202
Program production cost amortization	—	—	511,714	511,714
Selling, distribution and administration	—	—	322,887	322,887

Total expenses	972,200	1,310,998	7,429	1,318,427

Operating profit	49,000	66,075	(7,429)	58,646
Non-operating (income) expense
Interest expense	33,900	45,714	—	45,714
Interest income	(1,700)	(2,292)	—	(2,292)
Other expense, net	—	—	(7,429)	(7,429)

Total non-operating expense, net	32,200	43,422	(7,429)	35,993

Earnings before income taxes	16,800	22,653	—	22,653
Income taxes	900	1,214	—	1,214

Net earnings	15,900	21,439	—	21,439
Non-controlling interests	11,300	15,238	—	15,238

Net earnings attributable to eOne	4,600	6,201	—	6,201

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

4. Preliminary Consideration

The preliminary consideration is calculated as follows:

eOne common shares outstanding as of August 22, 2019	498,040
Cash consideration per share	7.27

Total consideration for shares outstanding	3,621,269
Cash consideration for employee share based payment awards outstanding	159,454

Total cash consideration	3,780,723
Less: Employee awards to be recorded as future stock compensation expense	(66,989)

Total consideration transferred	3,713,734

The preliminary value of the consideration does not purport to represent the actual value of the total consideration that will be received by the eOne stockholders when the Acquisition is completed. Because the £5.60 per share consideration is denominated in a currency other than the Company’s functional currency, the consideration will be revalued on the closing date of the Acquisition at the then-current GBP/USD spot rate. This requirement will likely result in a difference compared to the October 18, 2019 spot rate assumed in the calculation, and that difference may be material. For example, an increase or decrease of 10% in the spot rate on the closing date of the Acquisition from the spot rate used in these pro forma financial statements would change the value of the preliminary consideration by approximately $380 million, which would be reflected as a corresponding increase or decrease to goodwill. Based on volatility in exchange rates, a change in spot rate is reasonably possible during the period between the date of this filing and the expected closing date of the Acquisition. The Company hedged a portion of its exposure to fluctuations in exchange rates using a series of foreign exchange forward and option contracts. Based on the exchange rate of 1.30 ($/£) on October 18, 2019, the Company expects to realize hedging gains of approximately $90 million. The estimated hedge gain has been reflected as an inflow of cash within the Pro Forma Condensed Combined Balance Sheet, see Note 6A below.

5. Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed

The table below represents an initial allocation of the preliminary consideration to eOne’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as of June 30, 2019. The preliminary values presented below are subject to change based on actual closing amounts and foreign exchange rates as described above, and the changes may be material.

	eOne as reclassified	Fair value adjustment	Fair value	Goodwill calculation	Notes
Estimated consideration transferred			3,713,734		4
Non-controlling interests			63,856		6(G)

Total value to allocate				3,777,590
Cash and cash equivalents	124,885	—	124,885
Accounts receivable, net	598,283	—	598,283
Inventories	14,221	—	14,221
Prepaid expenses and other current assets	425,441	(366,816)	58,625		6(B)
Property, plant and equipment, net	91,390	—	91,390
Other intangibles, net	407,828	1,627,172	2,035,000		6(B)
All other assets	490,777	(237,932)	252,845		6(B)

Total assets (excluding goodwill)	2,152,825	1,022,424	3,175,249

Short-term borrowings	94,593	—	94,593
Long-term debt	812,227	11,545	823,772		6(J)
Other liabilities	131,176	230,045	361,221		6(I)
All other liabilities	680,358	—	680,358

Total liabilities	1,718,354	241,590	1,959,944

Fair value of net assets (excluding goodwill)				1,215,305

Hasbro goodwill attributable to eOne				2,562,285

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

6. Adjustments to Pro Forma Condensed Combined Balance Sheet

Explanations of the adjustments to the pro forma balance sheet are as follows:

(A)

Represents adjustments to cash due to the following inflows and outflows as a result of the Acquisition. The cost associated with any repayment of eOne debt is dependent on the manner in which the debt is paid off; the amount reflected herein represents the estimated cost to redeem the bonds as described in Note 1:

Record new debt	3,475,000
New debt finance costs	(23,135)
Equity offering	875,000
Transaction costs - eOne	(36,494)
Purchase cash consideration	(3,780,723)
Hedge gain on purchase consideration	90,000
Cost to repay historical eOne debt	(55,000)
Repay eOne debt	(731,068)
Transaction costs - Hasbro	(45,470)

Total	(231,890)

(B)

Represents the preliminary fair value and resulting adjustment to intangible assets (other than Goodwill). Note that the fair values are preliminary and subject to further adjustments which could be material as additional information becomes available and as additional analyses are performed. The preliminary amounts assigned to intangible assets and estimated weighted average useful lives are as follows:

	Preliminary fair value	Estimated weighted average useful life (in years)
Content library	1,047,000	11
Family Brands franchises	706,000	17
Talent and customer relationships	192,000	10
Trademarks / trade names	77,000	15
Other intangible assets	13,000	6

Total fair value of eOne’s intangible assets (other than Goodwill)	2,035,000
Less: eOne historical intangible assets recorded in other intangible assets	(407,828)

Adjustment to other intangibles, net	1,627,172
Less: eOne historical intangibles recorded in prepaid expenses and other current assets	(366,816)
Less: eOne historical intangible assets recorded in other assets	(237,932)

Pro forma adjustment	1,022,424

(C)

Represents the excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. Goodwill is not expected to be deductible for income tax purposes.

(D)	Represents adjustments to long-term debt due to the following inflows and outflows as a result of the Acquisition.

Record new debt	3.401,000
New debt finance costs	(22,632)
Repay eOne debt	(731,068)
Eliminate historical deferred finance costs	11,545

Total	2,658,845

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

(E)	The following table summarizes the pro forma adjustments impacting equity:

	Adjustments to historical equity	New equity structure	Other items	Pro forma adjustments
Common stock
Treasury stock
Additional paid-in capital	(1,045,938)	848,750		(197,188)
Retained earnings	80,976		(60,963)	20,013
Accumulated other comprehensive loss

Stockholders’ equity	(964,962)	848,750	(60,963)	(177,175)

Adjustments to historical equity: Represents the elimination of eOne’s historical equity. The adjustment to retained earnings includes eOne’s historical retained earnings of $42.5 million, adjustments to retained earnings due to IFRS to U.S. GAAP conversion of $7.4 million, and eOne transaction costs of $31.1 million, net of tax.

New equity structure: Represents the equity offering to raise $875 million in cash, net of related fees, to fund the Acquisition.

Other items: Represents the impact of the nonrecurring transaction costs and related taxes to retained earnings, which is discussed within 6(F).

(F)	Represents adjustments to retained earnings for the following Acquisition related events:

Transaction costs - eOne	(36,494)
Day 1 eOne stock compensation expense assumed by Hasbro	(66,989)
Cost to repay historical eOne debt	(55,000)
Hedge gain on purchase consideration	115,610
Transaction costs - Hasbro	(38,470)
Tax effect of adjustments	20,380

Total	(60,963)

(G)

Represents noncontrolling interests remaining in eOne. For the purposes of these pro forma financial statements, book value of the non-controlling interests was used for the purchase price allocation, which is preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.

(H)	Represents the tax expense or benefit of U.S. GAAP adjustments and recognizing expenses related to the transaction calculated using a blended statutory income tax rate of 22.5%.

(I)

Represents the deferred tax liabilities recognized on the fair value step up for new intangibles and other fair value adjustments at a blended statutory rate of 22.5%. Once the Acquisition closes, Hasbro will complete the purchase price allocation at the level of detail necessary to analyze the deferred tax assets for realizability. Differences between these preliminary estimates and the final acquisition accounting will occur and may be materially different from our estimates.

(J)	Represents the write-off of historical deferred financing costs.

(K)

The Company hedged a portion of its exposure to fluctuations in exchange rates using a series of foreign exchange forward and option contracts, which were marked to market. The Company expects to realize gains of approximately $90 million on these derivatives, which is discussed within Note 4. This adjustment reflects the elimination of the derivative positions and related tax benefit.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

(L)	Represents the current portion of the new debt issued to fund the Acquisition.

7. Adjustments to Pro Forma Condensed Combined Statements of Operations

Explanations of the adjustments to the pro forma statement of operations are as follows:

(A)	Represents estimated differences in amortization expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization.

	Nine months ended	Year ended
	September 29, 2019	December 30, 2018
Amortization of new intangible assets	53,163	72,883
Elimination of historical amortization of intangible assets	(41,542)	(55,202)

Total adjustment	11,621	17,681

(B)	Represents estimated differences in amortization expense resulting from the allocation of purchase consideration to program production costs subject to amortization.

The pro forma condensed combined balance sheet has been adjusted to report the estimated fair value of eOne’s content library (see footnote 6(B)). The pro forma condensed combined statements of operations have been adjusted to reflect the impact of production cost amortization as a result of adjusting the content library to preliminary fair value. Because the cash flows generated from recently released internally produced titles are generally higher in the earlier years following theatrical release, the film forecast method was used to estimate amortization expense. The estimated asset lives for recently released titles was estimated using a 3-10 year life, with the majority of the amortization expected to be realized in the first 1-3 years. The estimated fair value was derived on a portfolio basis rather than an individual title basis. For the larger recently released titles, we expect to use the individual film forecast method when the detailed information becomes available. The estimated asset lives for the older content library was estimated using a 10-year life. For these titles, a straight-line amortization method was used. As the pro forma financial statements do not contemplate any new content spend after the transaction date, the pro forma condensed combined statements of operations do not reflect the amortization associated with any new content. As a result, approximately $200 million and $313 million of eOne content amortization during its nine months ended June 30, 2019 and twelve months ended September 30, 2018, respectively, has been eliminated, which results in a corresponding increase to pro forma earnings. However, the Company intends to invest in content at similar levels to historical spend, resulting in increased amortization expense as this content is released. As a result, the amortization expense reflected in the pro forma statement of operations may not be reflective of actual amortization expense on a go-forward basis.

	Nine months ended	Year ended
	September 29, 2019	December 30, 2018
Amortization of new program production costs	91,202	196,515
Elimination of historical amortization of program production costs	(291,686)	(509,382)

Total adjustment	(200,484)	(312,867)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars and shares in thousands, except per share amounts)

(C)

Represents estimated differences in interest expense and deferred finance charges as a result of incurring new debt and extinguishing historical eOne debt. The estimated weighted average interest rate of the anticipated new debt is 3.40%. An increase or decrease of 12.5 bps in the actual interest rate would affect interest expense by approximately $4.3 million.

	Nine months ended	Year ended
	September 29, 2019	December 30, 2018
Interest expense on new debt	89,883	122,122
Elimination of historical interest expense	(30,206)	(39,796)

Total adjustment	59,677	82,326

(D)

Represents the elimination of a non-recurring loss relating to a derivative economically hedging the foreign exchange risk related to the Acquisition. The Company hedged a portion of its exposure to fluctuations in exchange rates using a series of foreign exchange forward and option contracts, which were marked to market.

(E)

Represents the income tax effect of the pro forma and IFRS to U.S. GAAP adjustments related to the acquisition calculated using a blended statutory income tax rate of 22.5%. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(F)	Represents the adjustment to arrive at pro forma combined earnings per share (EPS). Refer to the calculation of EPS in Note 8 for additional details.

8. Hasbro Earnings Per Share Information

The following table shows our calculation of pro forma combined basic and diluted earnings per share for the nine months ended September 29, 2019, and year ended December 30, 2018. The number of shares from the anticipated equity raise was estimated using the average Hasbro share price for the trailing 30 days as of October 31, 2019. The number of shares presented below may differ materially from the actual number of shares issued in the equity raise.

	Nine Months Ended September 29, 2019	Year Ended December 30, 2018
Pro forma net income attributable to Hasbro	388,402	391,344

Weighted-average shares outstanding	126,356	126,132
Shares from equity raise	7,721	7,721

Pro forma basic weighted average shares outstanding	134,077	133,853

Effect of dilutive securities:
Options and other share-based awards	600	758

Pro forma diluted weighted average shares outstanding	134,677	134,611

Pro forma basic earnings per share	$2.90	$2.92
Pro forma diluted earnings per share	$2.88	$2.91